DEVIATION FROM PURCHASE AGREEMENT

This Agreement ("Deviation Agreement") is entered into and effective as of 19 February 1996, and is between John Deere Technologies International, Inc., ("Seller"), a Delaware Corporation having its principal office in Moline, Illinois, and Rotary Power International, Inc., formerly known as Rotary Power Technologies International, Inc. ("Buyer"), a Delaware Corporation. All capitalized terms used herein without definition shall have the respective meaning assigned to them in the Agreement (as defined below).

WHEREAS, Seller & Buyer entered into a Purchase Agreement on November 15, 1991, as amended by the Addendum Agreement dated December 31, 1991, and the Second Addendum Agreement dated April 26, 1993, (as so amended, the "Agreement"), which provided for the sale by Seller and the purchase by Buyer of the assets of the rotary engine business of Seller ("Business") on December 31, 1991, (the "Acquisition");

WHEREAS, Article IV, Section 6, and Article V of the Agreement require that Buyer pay to Seller within thirty (30) days following each of the calendar years 1993 through 2005 certain Fixed Deferred Payments;

WHEREAS, Buyer has been unable to make the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) due by January 30, 1996;

WHEREAS, Buyer is willing to grant to Seller a security interest in certain equipment owned by Buyer if Seller agrees to accept a delayed payment of a portion of the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) due by January 30, 1996;

WHEREAS, Seller is willing to accept a delayed payment of one-half (1/2) of the Fixed Deferred Payment of One Hundred Fifty Thousand
Dollars ($150,000) due by January 30, 1996 in return for a security interest in certain equipment owned by Buyer;

WHEREAS, BUYER and SELLER are desirous of modifying the Agreement to give Seller additional time in which to pay one-half (1/2) of the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) due by January 30, 1996, and to provide a security interest in certain equipment owned by Buyer;

NOW, THEREFORE, in consideration of the premises, warrants, promises, agreements and conditions herein contained, it is further agreed as follows:

1. Buyer represents and warrants that it is the owner of the following equipment located at its facilities at One Passaic Street, Wood-Ridge, new Jersey, and that such equipment is not encumbered in any way or manner (hereinafter the "Secured Equipment");

     a.)  Three (3) Zollner Kiel dynamometers, model A-220, 75kw,
10,000 rpm, serial numbers 2375, 2378, and 2379; and,

     b.) One (1) Hugland trochoid grinder with Whitnon spindle, model E 238, serial number 20523.

2. Subject to Buyer fulfilling all the requirements of paragraphs 3 and 5 below, Seller agrees to extend the time of payment of one-half (1/2) of the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) originally due by January 30, 1996, until January 30, 1997.

3. Buyer agrees to pay, and has paid, to seller, the receipt of which Seller hereby acknowledges, the sum of Seventy-Five Thousand Dollars ($75,000.00) representing one half (1/2) of the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) originally due by January 30, 1996.

4. Buyer agrees that it will pay to Seller, by January 30, 1997, the sum of Seventy-Five Thousand Dollars ($75,000.00) representing the second one-half (1/2) of the Fixed Deferred Payment of One Hundred Fifty Thousand Dollars ($150,000) originally due by January 30, 1996.

5. Buyer hereby grants Seller a security interest in the Secured Equipment, which security interest shall expire upon payment by Buyer of the amounts contemplated by paragraph 4 hereof. In the event of a default in making payments by Buyer under this Deviation Agreement, Seller shall have and may exercise Seller's rights under the Uniform Commercial Code, including Seller's rights under Sec. 9-505(2) of the Code to retain the Secured Equipment in satisfaction of the debt. Buyer also agrees that it shall within five (5) days of the execution of this Deviation Agreement, deliver to Seller, a signed Financing Statement suitable for filing with the New Jersey Secretary of State which describes the Secured Equipment along with proof that such Financing Statement has been filed with the New Jersey Secretary of State. A sample of the Financing Statement to be signed is attached hereto as Exhibit A.

6. Seller agrees that upon receipt of the amounts contemplated by paragraph 4 it will execute any appropriate instruments and documents reasonably requested by Buyer to terminate the security interest granted in paragraph 5.

7. This Deviation Agreement does not cancel, supersede, replace or modify any of the terms of the Agreement except as specifically set forth herein and specifically does not change the time of payment of any Deferred Payment except as specifically set forth herein.

8. To the extend not modified by this Deviation Agreement, all terms, conditions, and definitions set forth in the Agreement shall apply to this Deviation Agreement and, specifically, all payments and deliveries shall be considered made in accordance with Article XIX of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Deviation
Agreement to be executed in duplicate originals as of the date first above written.

                      JOHN DEERE TECHNOLOGIES INTERNATIONAL, INC.



                      By__________________________________________
                             Vice President


                      ROTARY POWER INTERNATIONAL, INC.



                      By___________________________________________
                         Title:  Vice President & General Manager